UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David C. Hastings Employment Agreement

On January 9, 2015, David C. Hastings, age 53, entered into an offer letter (the “Offer Letter”) and employment agreement (the “Hastings Agreement”) with Unilife Corporation (the “Company”) to serve as our Senior Vice President and Chief Financial Officer, effective as of February 23, 2015. Dennis P. Pyers, who has been Vice President, Controller and Interim Chief Financial Officer since March 2014, will remain at Unilife and assume the position of Senior Vice President, Controller and Chief Accounting Officer on February 23, 2015.

The terms of Mr. Hastings’ employment are set forth in the Hastings Agreement. Under the Hastings Agreement, Mr. Hastings receives a starting annualized base salary of $380,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) and is eligible to participate in Unilife’s incentive bonus plan in amounts and percentages as determined by the Compensation Committee, with a target cash bonus of 50% of his annual base salary. In addition, the Hastings Agreement provides that a Company-owned automobile will be made available for Mr. Hastings’ use during his employment. Mr. Hastings also is eligible to participate in Unilife’s benefits programs (including equity incentive plans) as they may change from time to time. The term of the Hastings Agreement extends until December 31, 2018 and is subject to annual renewals thereafter.

Additionally, the Compensation Committee approved a grant to Mr. Hastings, effective on February 23, 2015, of 300,000 restricted shares of the Company’s common stock under the Unilife Corporation Amended and Restated 2009 Stock Incentive Plan. The restricted shares will vest as follows provided that Mr. Hastings remains employed with us through the relevant vesting date: 75,000 restricted shares will vest on December 5, 2015; 75,000 restricted shares will vest on December 5, 2016; and 150,000 restricted shares will vest on December 5, 2017. The restricted shares also will vest upon a change in control of the Company, or upon Mr. Hastings’ death or termination of employment due to total disability.

The Hastings Agreement further provides that, if (i) Mr. Hastings’ employment is terminated by the Company without “cause” (as defined in the Hastings Agreement and including a termination of employment due to Unilife’s election not to renew the term of the Hastings Agreement), or (ii) if Mr. Hastings’ employment is terminated by Mr. Hastings for “good reason” (as defined in the Hastings Agreement and including Mr. Hastings’ ability to resign for “good reason” in the event that Alan D. Shortall is terminated from both his position as Chief Executive Officer of the Company and as Chairman of the Board), then he will be entitled to: (a) continuation of base salary and group health benefits for a period of 12 months, (b) payment of an amount, payable in equal installments over a 12 month period, equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination, and (c) accelerated vesting of all outstanding equity awards. If Mr. Hastings’ employment is (i) terminated by the Company without cause (including a termination of employment due to Unilife’s election not to renew the term of the Hastings Agreement) or (ii) terminated by Mr. Hastings for good reason, in either case upon or within 12 months following a “change in control” (as defined in the Hastings Agreement), in lieu of the severance benefits described above, Mr. Hastings will be entitled to: (a) continuation of base salary and group health benefits for 18 months and (b) payment of a lump-sum amount equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination. In addition, upon the occurrence of a change in control, all outstanding equity awards held by Mr. Hastings will then become fully vested. All severance benefits payable under the Hastings Agreement will be conditioned on Mr. Hastings’ execution of a release of claims against the Company. The Hastings Agreement also contains customary indemnification provisions and restrictive covenants.

The description of the Hastings Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Hastings Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The terms of Mr. Hastings’ restricted share grant described above are set forth in the Offer Letter. The description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Prior to joining Unilife, Mr. Hastings served as Executive Vice President and Chief Financial Officer at Incyte Corporation from October 2003 to October 2014. From February 2000 to September 2003, Mr. Hastings served as Vice President, Chief Financial Officer and Treasurer of ArQule, Inc. Prior to his employment with ArQule and from June 1997 to February 2000, Mr. Hastings was Vice President and Corporate Controller at Genzyme, Inc., where he was responsible for the management of the finance department. Prior to his employment with Genzyme and from May 1994 to June 1997, Mr. Hastings was the Director of Finance at Sepracor, Inc., where he was primarily responsible for Sepracor’s internal and external reporting. Mr. Hastings is a Certified Public Accountant and received his B.A. in Economics at the University of Vermont.

There are no family relationships between Mr. Hastings and any director or executive officer of Unilife, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release announcing the appointment of Mr. Hastings is attached hereto as Exhibit 99.1.

Amendments to Ramin Mojdeh, Ph.D. Employment Agreement

On January 9, 2015, the Company’s President and Chief Operating Officer, Ramin Mojdeh, Ph.D., entered into an Amendment to his Employment Agreement with the Company (the “Mojdeh Amendment”). Pursuant to the Mojdeh Amendment, Dr. Mojdeh is entitled to receive severance in the event that Dr. Mojdeh’s employment is terminated by Dr. Mojdeh for “good reason” (as defined in the Mojdeh Agreement and including Dr. Mojdeh’s ability to resign for “good reason” in the event that Alan D. Shortall is terminated from both his position as Chief Executive Officer of the Company and as Chairman of the Board). The severance payable to Dr. Mojdeh upon a resignation for “good reason” is identical to the severance he would receive in the event of a without “cause” termination, as described in the Company’s Form 8-K filed on June 15, 2012.

The description of the Mojdeh Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Mojdeh Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, and are is incorporated herein by reference.

Amendments to John C. Ryan Employment Agreement

On January 9, 2015, the Company’s Senior Vice President, General Counsel & Secretary, John C. Ryan, entered into an Amendment to his Employment Agreement with the Company (the “Ryan Amendment”). Pursuant to the Ryan Amendment, Mr. Ryan is entitled to receive severance in the event that Mr. Ryan’s employment is terminated by Mr. Ryan for “good reason” (as defined in the Ryan Agreement and including Mr. Ryan’s ability to resign for “good reason” in the event that Alan D. Shortall is terminated from both his position as Chief Executive Officer of the Company and as Chairman of the Board). The severance payable to Mr. Ryan upon a resignation for “good reason” is identical to the severance he would receive in the event of a without “cause” termination, as described in the Company’s Form 8-K filed on September 19, 2014.

The description of the Ryan Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Ryan Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4, and are is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index annexed hereto is incorporated by reference herein:

10.1	Employment Agreement, dated January 9, 2015, by and between Unilife Corporation and David C. Hastings.

10.2	Offer Letter, dated January 9, 2015, by and between Unilife Corporation and David C. Hastings.

10.3	Amendment to Employment Agreement, dated January 9, 2015, by and between Unilife Corporation and Ramin Mojdeh, Ph.D.

10.4	Amendment to Employment Agreement, dated January 9, 2015, by and between Unilife Corporation and John C. Ryan.

99.1	Press release dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: January 14, 2015	By:	/s/ Alan D. Shortall
Alan D. Shortall
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated January 9, 2015, by and between Unilife Corporation and David C. Hastings.

10.2	Offer Letter, dated January 9, 2015, by and between Unilife Corporation and David C. Hastings.

10.3	Amendment to Employment Agreement, dated January 9, 2015, by and between Unilife Corporation and Ramin Mojdeh, Ph.D.

10.4	Amendment to Employment Agreement, dated January 9, 2015, by and between Unilife Corporation and John C. Ryan.

99.1	Press release dated January 12, 2015.